Exhibit 4.9

                         COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT (this "Agreement') is dated as of April 12, 2000 by and between McGlen Internet Group, Inc., a Delaware corporation (the "Company"), and Plumrose Holdings Inc. (the "Purchaser").

         The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 CERTAIN DEFINITIONS.

                  (a) "AVERAGE DAILY PRICE" shall be the price based on the VWAP of the Company on the Nasdaq SmallCap Market or, if the Nasdaq SmallCap Market is not the Principal Market, on the Principal Market.

                  (b) "DRAW DOWN" shall have the meaning assigned to such term in Section 6.1(a) hereof.

                  (c) "DRAW DOWN EXERCISE DATE" shall have the meaning assigned to such term in Section 6.1(b) hereof.

                  (d) "DRAW DOWN PRICING PERIOD" shall mean a period of twenty-two (22) consecutive Trading Days preceding a Draw Down Exercise Date.

                  (e) "EFFECTIVE DATE" shall mean the date the Registration Statement of the Company covering the Shares being subscribed for hereby is declared effective.

                  (f) "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that materially impairs the ability of the Company and its subsidiaries and affiliates, taken as a whole, to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its material obligations under any other material agreement.

                  (g) "PRINCIPAL MARKET" shall mean initially the Nasdaq SmallCap Market, and shall include the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange if the Company is listed and trades on such market or exchange, but shall not include the OTC Bulletin Board without the express consent of the Purchaser.

                  (h) "REGISTRATION STATEMENT" shall mean the registration statement under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as EXHIBIT A.

                  (i) "SEC DOCUMENTS" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

                  (j) "SHARES" shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder.

                  (k) "THRESHOLD PRICE" is the lowest Average Daily Price at which the Company will sell its Common Stock with respect to this Agreement.

                  (l) "TRADING DAY" shall mean any day on which the Principal Market is open for business.

                  (m) "VWAP" shall mean the daily volume weighted average price of the Company' Common Stock on the Nasdaq SmallCap Market or on any Principal Market as reported by Bloomberg Financial using the AQR function.

                                    ARTICLE 2
                        PURCHASE AND SALE OF COMMON STOCK

         2.1 PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, the Company may issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to Twenty-Four Million Dollars ($24,000,000) of the Company's Common Stock, $0.03 par value per share (the "Common Stock"), based on up to twelve (12) Draw Downs of up to Two Million Dollars ($2,000,000) per Draw Down.

         2.2 THE SHARES. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs requested under this Agreement. Anything in this Agreement to the contrary notwithstanding, (i) at no time will the Company request a Draw Down which would result in the issuance of a number of shares of Common Stock pursuant to this Agreement which exceeds 19.9% of the number of shares of Common Stock issued and outstanding on the Closing Date without obtaining stockholder approval of such excess issuance, and (ii) the Company may not make a Draw Down to the extent that, after such purchase by the Purchaser, the sum of the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership by the Purchaser and its affiliates of more than 9.9% of the then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended.

         2.3 PURCHASE PRICE AND CLOSING. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representation, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down. The closing under this Agreement shall take place at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177 (the "Closing") at 10:00 a.m. E.S.T. on (i) April 12, 2000, or
(ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATION AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchaser:

                  (a) ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect on the Company's financial condition.

                  (b) AUTHORIZATION, ENFORCEMENT. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Warrant and to issue the Draw Down Shares and the Warrant Shares pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Warrant and the Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement, the Warrant and the Escrow Agreement have been duly executed and delivered by the Company and at the initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Draw Down Shares.

                  (c) CAPITALIZATION. The authorized capital stock of the company consists of 50,000,000 shares of Common Stock, $0.03 par value per share, of which approximately 33,000,000 shares are issued and outstanding as of March 31, 2000 and 100,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully-paid and non-assessable. Except as set forth in this Agreement and the Registration

Rights Agreement and as set forth in the SEC Documents, or on Schedule 3.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents or on SCHEDULE 3.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents or on SCHEDULE 3.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect on the Company's financial condition or operating results. The Company has made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). The Principal Market for the Common Stock in the United States is the Nasdaq SmallCap Market, and the Company has not received any unresolved notice from such market questioning or threatening the continued inclusion of the Common Stock on such market.

                  (d) ISSUANCE OF SHARES. The Shares and Warrant Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof or of the Warrant, as applicable, the Shares and the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

                  (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, except as intended by this Agreement, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal and state or securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with Nasdaq, the Securities and Exchange Commission (the "Commission") or state securities administrators subsequent to the Closing and any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

                  (f) COMMISSION DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed in the SEC Documents or on SCHEDULE 3.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 1998. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such documents, and, as of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (g) SUBSIDIARIES. The SEC Documents or Schedule 3.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

                  (h) NO MATERIAL ADVERSE EFFECT. Since December 31, 1999, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents or on SCHEDULE 3.1(h) hereof.

                  (i) NO UNDISCLOSED LIABILITIES. Except as disclosed in the SEC Documents or on SCHEDULE 3.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

                  (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since December 31, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                  (k) INDEBTEDNESS. The SEC Documents or SCHEDULE 3.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

                  (l) TITLE TO ASSETS. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or on SCHEDULE 3.1(l) hereto or such that do not cause a Material Adverse Effect on the Company's financial condition or operating results. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

                  (m) ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents or on SCHEDULE 3.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

                  (n) COMPLIANCE WITH LAW. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents or on SCHEDULE 3.1(n) hereto or such that do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (O) TAXES. Since December 3, 1999, and to the best knowledge of the Company prior to December 3, 1999, the such extent as may be material, the Company and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and has been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

         No claim has been made to the Company by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

         The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

                  For purposes of this Section 3.1(o):

                           "IRS" means the United States Internal Revenue
                  Service.

                           "TAX" or "TAXES" means federal, state, county, local,
                  foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                           "TAX RETURN" means any return, information report or
                  filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  (p) CERTAIN FEES. Except as set forth on SCHEDULE 3.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

                  (q) DISCLOSURE. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                  (r) OPERATION OF BUSINESS. The Company and each of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the SEC Documents and on SCHEDULE 3.1(r) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

                  (s) REGULATORY COMPLIANCE. THE COMPANY HAS ALL NECESSARY LICENSES, REGISTRATIONS AND PERMITS TO CONDUCT ITS BUSINESS AS NOW BEING CONDUCTED IN ALL STATES WHERE THE COMPANY CONDUCTS ITS BUSINESS.

                  (t) BOOKS AND RECORDS. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.

                  (u) MATERIAL AGREEMENTS. Except as set forth in the SEC Documents, or on SCHEDULE 3.1(u) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an Annual Report on Form 10-K (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act of 1933, as amended (the "Securities Act"). The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instruments, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

                  (v) TRANSACTIONS WITH AFFILIATES. Except as set forth in the SEC Documents or on SCHEDULE 3.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediately family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

                  (w) SECURITIES ACT OF 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

                  (x) GOVERNMENTAL APPROVALS. Except as set forth in the SEC Documents or on SCHEDULE 3.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable federal or state securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to this Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

                  (y) EMPLOYEES. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Documents or on SCHEDULE 3(y) hereto. Except as set forth in the SEC Documents or on SCHEDULE 3(y) hereto, neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since the date of the December 31, 1999, Form 10-K, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

                  (z) ABSENCE OF CERTAIN DEVELOPMENTS. Except as provided in SEC Documents or in SCHEDULE 3.1(z) hereto, since December 31, 1999 neither the Company nor any subsidiary has:

                  (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                  (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                  (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                  (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                  (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                  (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;

                  (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                  (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                  (ix) made capital expenditures or commitments therefor that aggregate in excess of $ 500,000;

                  (x) entered into any other material transaction, whether or not in the ordinary course of business;

                  (xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                  (xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

                  (xiii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries.

                  (aa) USE OF PROCEEDS. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for general corporate purposes.

                  (b) ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF SHARES. Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its own representatives and counsel.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby makes the following representations and warranties to the Company:

                  (a) ORGANIZATION AND STANDING OF THE PURCHASER. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands.

                  (b) AUTHORIZATION AND POWER. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

                  (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                  (d) FINANCIAL RISKS. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

                  (e) ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                  (f) COMPLIANCE WITH LAW. The Purchaser's trading and distribution activities with respect to the Shares will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market.

                  (g) GENERAL. The Purchaser understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.

                                    ARTICLE 4
                                    COVENANTS

         The Company covenants with the Purchaser as follows:

         4.1 SECURITIES COMPLIANCE. The Company shall notify The Nasdaq Stock Market, Inc., in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser or subsequent holders.

         4.2 REGISTRATION AND LISTING. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Nasdaq SmallCap Market or another Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and The Nasdaq Stock Market.

         4.3 REGISTRATION STATEMENT. The Company shall cause to be filed the Registration Statement, which Registration Statement shall provide for the sale of the Shares to the Purchaser and resale by the Purchaser to the public in accordance with this Agreement. The Company shall cause such Registration Statement to be declared effective by the Commission as expeditiously as practicable. Before the Purchaser shall be obligated to accept a Draw Down request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with such Draw Down.

         4.4 ESCROW ARRANGEMENT. The Company and the Purchaser shall enter into an escrow arrangement with Epstein Becker & Green, P.C. (the "Escrow Agent") in the Form of EXHIBIT B hereto respecting payment against delivery of the Shares.

         4.5 COMPLIANCE WITH LAWS. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

         4.6 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         4.7 AMENDMENTS. The Company shall not amend or waive any provision the Certificate of Incorporation, Bylaws of the Company in any way that would adversely affect the dividend rights or voting rights of the holders of the Shares.

         4.8 OTHER AGREEMENTS. The Company shall not enter into any agreement the terms of which such agreement would restrict or impair the right to perform of the Company or any subsidiary under this Agreement or the Certificate of Incorporation of the Company.

         4.9 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO REQUEST A DRAW DOWN. The Company will immediately notify the Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of the Shares: (i) receipt of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Purchaser any such supplement or amendment to the related prospectus. The Company shall not deliver to the Purchaser any Draw Down Notice during the continuation of any of the foregoing events.

         4.10 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

         4.11 LIMITATION ON FUTURE FINANCING. The Company agrees that, except as set forth below, it will not enter into any sale of its securities for cash at a discount to the current market price until the earlier of (i) twelve (12) months from the effective date of the Registration Statement, or (ii) sixty (60) days after the entire $24,000,000 of Shares has been purchased by Purchaser. The foregoing shall not prevent or limit the Company from engaging in any sale of securities (i) in a registered public offering by the Company which is underwritten by one or more established investment banks, (ii) in one or more private placements where the purchasers do not have registration rights, (iii) pursuant to any presently existing or future employee benefit plan which plan has been or is approved by the Company's stockholders, (iv) pursuant to any compensatory plan for a full-time employee or key consultant, (v) in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money, or (vi) to which Purchaser gives its written approval.

                                    ARTICLE 5
                      CONDITIONS TO CLOSING AND DRAW DOWNS

         5.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SHARES. The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing and as of each Draw Down Exercise Date as though made at that time, except for representations and warranties that speak as of a particular date.

                  (b) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing and as of each Draw Down Exercise Date.

                  (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE. The obligation hereunder of the Purchaser to enter this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                  (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date).

                  (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

                  (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (d) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                  (e) OPINION OF COUNSEL, ETC. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the date of Closing, in the form of EXHIBIT C hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

                  (f) WARRANTS. In lieu of a minimum Draw Down commitment by the Company, the Company shall deliver to the Purchaser at the Closing a warrant certificate to purchase 100,000 shares of the Company's Common Stock at an exercise price equal to the closing bid price of the Company's Common Stock on the Trading Day prior to the Closing Date. Such Warrant shall otherwise be in form and substance identical to that delivered to the placement agent.

         5.3 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO ACCEPT A DRAW DOWN AND PURCHASE THE SHARES. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date, of each of the conditions set forth below. The conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                  (a) SATISFACTION OF CONDITIONS TO CLOSING. The Company shall have satisfied, or the Purchaser shall have waived, the conditions set forth in
Section 5.2 hereof.

                  (b) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement registering the Shares shall have been declared effective by the Commission and shall remain effective on each Draw Down Exercise Date.

                  (c) NO SUSPENSION. Trading in the Company's Common Stock shall not have been suspended by the Commission or The Nasdaq Stock Market, Inc. (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Draw Down request), and, at any time prior to such request, trading in securities generally as reported by Nasdaq shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Nasdaq.

                  (d) MATERIAL ADVERSE EFFECT. No Material Adverse Effect and no Consolidation Event shall have occurred.

                  (e) OPINION OF COUNSEL. The Purchaser shall have received a "down-to-date" letter from the Company's counsel, confirming that there is no change from the counsel's previously delivered opinion, or else specifying with particularity the reason for any change.

                                    ARTICLE 6
                                 DRAW DOWN TERMS

         6.1 DRAW DOWN TERMS. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

                  (a) The Company, may, in its sole discretion, issue and exercise a draw down (a "Draw Down") during each Draw Down Pricing Period, which Draw Down the Purchaser will be obligated to accept.

                  (b) Only one Draw Down shall be allowed in each Draw Down Pricing Period. The price per share paid by the Purchaser shall be based on the Average Daily Price on each separate Trading Day during the Draw Down Pricing Period. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined on a daily basis during each Draw Down Pricing Period and settled at the election of the Purchaser on a weekly basis or on the Draw Down Exercise Date, which shall be the first Trading Day following the end of the Draw Down Pricing Period. In connection with each Draw Down Pricing Period, the Company may set an Average Daily Price below which the Company will not sell any Shares (the "Threshold Price"). If the Average Daily Price on any day within the Draw Down Pricing Period is less than the Threshold Price, the Company shall not sell and the Purchaser shall not be obligated to purchase the Shares otherwise to be purchased for such day.

                  (c) There shall be a maximum of twelve (12) Draw Downs during the term of this Agreement. The Company shall have the right to issue and exercise a Draw Down of up to $2,000,000 of the Company's Common Stock per Draw Down, subject to the limitations set forth immediately below. The minimum Draw Down shall be $250,000 unless otherwise agreed by Purchaser.

                  (d) The maximum dollar amount of each Draw Down during any Draw Down Pricing Period shall be limited pursuant to the following formula:
Average Stock Price: Average of the Average Daily Prices for the 22 Trading Days prior to the Draw Down Notice date. Average Trading Volume: Average daily trading volume for the 45 Trading Days prior to the Draw Down Notice date. Maximum dollar amount of each Draw Down: 20% of (Average Stock Price x (Average Trading Volume x 22)) the number of Shares of Common Stock to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each trading day within the Draw Down Pricing Period) of (x) 1/22nd of the Draw Down amount and (y) 87% of the Average Daily Price of the Common Stock on each Trading Day within the Draw Down Pricing Period. If the Average Daily Price on a given Trading Day is less than the Threshold Price, then the Purchaser's Draw Down payment will be reduced by 1/22nd and that day shall be withdrawn from the Draw Down Pricing Period.

                  (e) The Company must inform the Purchaser by delivering a Draw Down Notice, in the form of EXHIBIT D hereto, via facsimile transmission as to the amount of the Draw Down the Company wishes to exercise before the first day of the Draw Down Pricing Period (the "Draw Down Notice"). The Company may set the Threshold Price, if any, prior to each Draw Down request. At no time shall the Purchaser be required to purchase more than the scheduled Draw Down amount for a given Draw Down Pricing Period so that if the Company chooses not to exercise the maximum permitted Draw Down in a given Draw Down Pricing Period the Purchaser is not obligated to purchase more than the scheduled maximum amount in a subsequent Draw Down Pricing Period.

                  (f) On or before three Trading Days after each Draw Down Exercise Date, the Shares purchased by the Purchaser shall be delivered to The Depository Trust Company ("DTC") on the Purchaser's behalf. The Shares shall be credited by the Company to the DTC account designated by the Purchaser upon receipt by the Escrow Agent of payment for the Draw Down into the Escrow Agent's trust account as provided in the Escrow Agreement. The Escrow Agent shall be directed to pay 95% of the purchase price to the Company, net of One Thousand Five Hundred Dollars ($1,500) as escrow expenses to the Escrow Agent, and 5% to the placement agent. The delivery of the Shares into the Purchaser's DTC account in exchange for payment therefor shall be referred to herein as "Settlement".

                                    ARTICLE 7
                                   TERMINATION

         7.1 TERMINATION BY MUTUAL CONSENT. The term of this Agreement shall be twelve (12) months from the Effective Date. This Agreement may be terminated at any time by mutual consent of the parties.

         7.2 OTHER TERMINATION.

                  (a) The Purchaser may terminate this Agreement upon one (1) Trading Day's notice if (i) an event resulting in a Material Adverse Effect has occurred, (ii) the Common Stock is de-listed from the Nasdaq SmallCap Market unless such de-listing is in connection with the listing of the Common Stock on the Nasdaq National Market, the New York or American Stock Exchanges, (iii) the Company files for protection from creditors under any applicable law, (iv) the Company completes any financing prohibited by Section 4.11, (v) the Registration Statement is not effective by August 31, 2000 or (vi) in the event that the officers and directors of the Company shall own less than thirty-five percent 35% of the outstanding Common Stock of the Company.

                  (b) The Company may terminate this Agreement upon one (1) Trading Day's notice if the Purchaser shall fail to fund more than one properly noticed Draw Down within three (3) Trading Days of the date payment for such Draw Down is due.

         7.3 EFFECT OF TERMINATION. In the event of termination by the company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 9.1 and 9.2, and Article VIII herein. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights to the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1 GENERAL INDEMNITY. The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein. Notwithstanding anything to the contrary herein, the Purchaser shall be liable under this Section 8.1 for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Shares pursuant to the Registration Statement.

         8.2 INDEMNIFICATION PROCEDURE. Any party entitled to indemnification under this Article VIII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty
(30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and
(b) any liabilities the indemnifying party may be subject to.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 FEES AND EXPENSES. The Company shall pay all fees and expenses related to the transactions contemplated by this Agreement; provided, that the Company shall pay, at the Closing, all attorneys and escrow fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser of up to $35,000 in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

         9.2 SPECIFIC ENFORCEMENT. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         9.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Registration Rights Agreement and the Escrow Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         9.4 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:        McGlen Internet Group, Inc.
                                            3002 Dow Avenue, Suite 212
                                            Tustin, CA  92780
                                            Telephone Number:  (714) 915-5088
                                            Fax:  (714) 918-1947
                                            Attention:  Mike Chen

                  with copies to:           Boyd & Chang, LLP
                  (does not constitute      Newport Gateway, Tower II
                  noitce)                   19900 MacArthur Boulevard, Suite 660
                                            Irvine, California 92612
                                            Telephone Number: (949) 851-9800
                                            Fax: (949) 851-0159
                                            Attention: Paul Lin

                  If to Purchaser:  c/o Dr. Dr. Batliner & Partner
                                            Aeulestrasse 74
                                            FL-9490 Vaduz, Liechtenstein
                                            Telephone Number: 011-075-236-0404
                                            Fax: 011-075-236-0405
                                            Attention: Hans Gassner

                  with copies to:           Epstein Becker & Green, P.C.
                  (does not constitute      250 Park Avenue
                  notice)                   New York, New York 10177
                                            Telephone Number:  (212) 351-4924
                                            Fax: (212) 661-0989
                                            Attention: Joseph A. Smith

         Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

         9.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         9.6 HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         9.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

         9.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         9.9 GOVERNING LAW/ARBITRATION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party.

         9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

         9.11 PUBLICITY. Prior to the Closing, neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. After the Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

         9.12 SEVERABILITY. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         9.13 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.

                             MCGLEN INTERNET GROUP, INC.


                             By:           /S/ MIKE CHEN
                                 -----------------------------------------------
                                 Mike Chen, President

                             PLUMROSE HOLDINGS INC.


                             By:          /S/ HANS GASSNER
                                 -----------------------------------------------
                                 Name:  Hans Gassner,
                                 Title:    Authorized Signatory

                              SCHEDULES & EXHIBITS

                                       TO

                         COMMON STOCK PURCHASE AGREEMENT

                                 SCHEDULE 3.1(c)
                                 ---------------

REGISTRATION RIGHTS
-------------------

1. Mackenzie Shea, Inc., a former financial consultant of the Company has registration rights to approximately 200,000 shares of the Company common stock.

2. Synnex Information Technologies, Inc. has registration rights on the shares underlying warrants to Purchase $1,000,000 worth of Common Stock.

3. Akihiro Furusoto has registration rights covering 19,779 shares of Common Stock.

4. Masamitsu Ishihara has registration rights covering 197,792 shares of Common Stock.

5. 55th Street Corporation has registration rights covering approximately 100,000 shares of Common Stock.

6. Pacrim Access Group, Inc. has registration rights on shares underlying warrants to Purchase shares of Common Stock.

7. The Lin Law Corporation has registration rights on 741,720 shares of Common Stock.

8. Institutional Equities Holding Corporation has registration rights on the shares underlying the conversion of a $500,000 Convertible Loan and the warrants to Purchase 35% - 50% of the Convertible Shares. (This loan is still in progress with uncertainty on whether it will be consummated. Only $150,000 of which has been funded.)

9. Triangle Associates, LLC has registration rights on the underlying shares of the warrant issued by the Company.

CONTRACTS FOR ADDITIONAL EQUITIES
---------------------------------

1. Institutional Equities Holdings Corporation entered into a Convertible Loan Agreement with the Company which may entitle them to registration rights if they decide to convert the loan to shares of the Company Common Stock.

2. The Company is contemplating a possible acquisition of a division of C-Enterprises, Inc., in a transaction in which the seller is demanding registration rights on approximately 200,000 shares.

                                 SCHEDULE 3.1(f)
                                 ---------------

         Upon the completion of the merger of McGlen Micro, Inc. and Adrenalin Interactive, Inc., on December 3, 1999, with the resulting change of accountants and control, the Company post merger form 8-K as amended was not filed in a timely manner. Additionally, the Company has utilized available extensions for filing periods for its annual, quarterly, and interim reports.

                                 SCHEDULE 3.1(g)
                                 ---------------


                               McGlen Micro, Inc.
                               AMT Component, Inc.
                          Adrenalin Entertainment, Inc.
                           Western Technologies, Inc.

                                 SCHEDULE 3.1(h)
                                 ---------------



                                      None

                                 SCHEDULE 3.1(i)
                                 ---------------



         The Company is currently negotiating with Robert Brown, former Chief Marketing Officer of the Company in an attempt to settle a dispute over his recent termination by the Company.

                                 SCHEDULE 3.1(k)
                                 ---------------



1. The Company and Institutional Equity Holdings Corporation (IEHC) entered into a Convertible Loan Agreement whereby IEHC is to lend $500,000 to the Company. IEHC has the right to convert into the Company's Common Stock 6 months after closing at 90% of the low 5 day VWAP in a 22 consecutive trading day period. IEHC is also issued a Warrant to Purchase 33% of the convertible shares. To date, IEHC has only funded approximately $150,000 of the $500,000 loan agreement.

                                 SCHEDULE 3.1(l)
                                 ---------------



1. As set forth in the SEC Documents, the Company's only secured creditors as of the date of the Agreement are Synnex Information Technologies, Inc.

2. The Company has entered into a Merchant Member and Processing Agreement with Imperial Bank which makes Imperial Bank a secured creditor.

                                 SCHEDULE 3.1(m)
                                 ---------------



             See Robert Brown dispute set forth in Schedule 3.1(i).

                                 SCHEDULE 3.1(n)
                                 ---------------



    The Company does not file state sales or income tax returns in any state other than California.

                                 SCHEDULE 3.1(o)
                                 ---------------



1. The Company is currently being examined under a sales tax audit for the period from inception of McGlen Micro, Inc. through December 31, 1999. As of April 10, 2000, the Company cannot determine the ultimate outcome of this examination. However, the Company believes the amount of potential liability does not exceed $250,000.

2. The Company was also notified by the Internal Revenue Service concerning an examination of its federal taxes for the period ended June 30, 1997. This examination relates to the operations of Adrenalin Interactive, Inc. and its predecessor, Wanderlust Interactive, Inc. As of April 10, 2000, the Company cannot determine the ultimate outcome of this examination. However, the Company believes the worst case would be for the net operating loss carry forwards of the Company to be reduced.

                                 SCHEDULE 3.1(p)
                                 ---------------



1.       Landanberg Thalman

2.       Barclay Consulting

3.       Rhino Advisors

                                 SCHEDULE 3.1(r)
                                 ---------------



1.       McGlen.com

2.       Techsumer.com

3.       AccessMicro.com

                                 SCHEDULE 3.1(u)
                                 ---------------



                                      None

                                 SCHEDULE 3.1(v)
                                 ---------------



                                      None

                                 SCHEDULE 3.1(x)
                                 ---------------



                                      None

                                 SCHEDULE 3.1(y)
                                 ---------------



1. The Company is currently in discussions with Robert Brown, the Company's former Chief Marketing Officer, regarding a settlement of a dispute over his recent termination by the Company. Mr. Brown was terminated in March 2000.

                                 SCHEDULE 3.1(z)
                                 ---------------



3. The Company and Institutional Equity Holdings Corporation (IEHC) entered into a Convertible Loan Agreement whereby IEHC is to lend $500,000 to the Company. IEHC has the right to convert into the Company's Common Stock 6 months after closing at 90% of the low 5 day VWAP in a 22 consecutive trading day period. IEHC is also issued a Warrant to Purchase 33% of the convertible shares.

4. There are two contracts with members of the Company's management which are in excess of $100,000. Grant Texler, CFO, has an employment contract which calls for his annual salary of $130,000. David Chou, CIO, has an employment contract which calls for an annual salary of $120,000. The Company also has an employment contract with Michael Cartibiano, the former Vice President of Western Technologies, Inc. (a wholly owned subsidiary of the Company) whereby Mr. Cartibiano will receive up to $200,000 as a bonus for the completion of certain software development projects conducted by Western which are fulfilled within budget. The Company's has accrued for this potential liability at December 31, 1999. As part of Mr. Cartibiano's contract, certain assets owned by Western were transferred to Mr. Cartibiano in March 2000. The net book value of these assets was less than $250,000.

                                  SCHEDULE 3(z)
                                  -------------



1.       Robert Brown Executive Employment Agreement.

                                                                       EXHIBIT A


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of April 12, 2000, between Plumrose Holdings Inc. ("Purchaser"), and McGlen Internet Group, Inc. (the "Company").

         WHEREAS, simultaneously with the execution and delivery of this Agreement, pursuant to a Common Stock Purchase Agreement dated the date hereof (the "Purchase Agreement") the Purchaser has committed to purchase up to $24,000,000 worth of the Company's Common Stock (terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

         WHEREAS, the Company desires to grant to the Purchaser the registration rights set forth herein with respect to the Shares and the shares of Common Stock issuable upon exercise of the Purchaser's Warrants (hereinafter referred to collectively as the "Stock" or "Securities" of the Company).

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         SECTION 1. REGISTRABLE SECURITIES. As used herein the term
"Registrable Security" means the Securities until (i) all Securities have been disposed of pursuant to the Registration Statement, (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Securities have been otherwise transferred to persons who may trade such Securities without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

         SECTION 2. RESTRICTIONS ON TRANSFER. The Purchaser acknowledges and understands that in the absence of an effective Registration Statement authorizing the resale of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Purchaser understands that no disposition or transfer of the Securities may be made by Purchaser in the absence of (i) an opinion of counsel to the Purchaser, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or (ii) such registration.

         With a view to making available to the Purchaser the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  (a) comply with the provisions of paragraph (c)(1) of Rule 144; and

                  (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Purchaser, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

         SECTION 3. REGISTRATION RIGHTS WITH RESPECT TO THE SECURITIES.

                  (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), within forty-five (45) days after the date hereof, a registration statement (on Form S-3 and/or S-1, or other appropriate form of registration statement) under the Securities Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of Purchaser, so as to permit a public offering and resale of the Securities under the Act by Purchaser.

         The Company shall use its best efforts to cause the Registration Statement to become effective within five (5) days of SEC clearance to request acceleration of effectiveness. If the Registration Statement is not declared effective by August 31, 2000 this Agreement and the Purchase Agreement shall terminate. The Company will notify Purchaser of the effectiveness of the Registration Statement within one Trading Day of such event.

                  (b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 hereof effective under the Securities Act until the earlier of (i) the date that none of the Securities are or may become issued and outstanding, (ii) the date that all of the Securities have been sold pursuant to the Registration Statement, (iii) the date the holders thereof receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Purchaser, that the Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) all Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Purchaser (the "Effectiveness Period").

                  (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Purchaser shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of its counsel. The Purchaser and its counsel shall have a reasonable period, not to exceed ten (10) Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide each Purchaser with copies of any comment letters received from the Commission with respect thereto within two (2) Trading Days of receipt thereof. The Company shall make reasonably available for inspection by Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Purchaser or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all information reasonably requested by such Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by such Purchaser and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such Purchaser or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Purchaser and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Purchaser and other parties. The Company shall qualify any of the securities for sale in such states as such Purchaser reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Purchaser with copies of the Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Purchaser.

                  (d) The Company shall not be required by this Section 3 to include a Purchaser's Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Purchaser and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Purchaser and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

                  (e) If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Purchaser in writing of the existence of a Potential Material Event (as defined in Section 3(f) below), the Purchaser shall not offer or sell any Securities or engage in any other transaction involving or relating to Securities, from the time of the giving of notice with respect to a Potential Material Event until such Purchaser receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that if the Company so suspends the right to such holders of Securities for more than twenty (20) days in the aggregate during any twelve month period, during the periods the Registration Statement is required to be in effect then the Company must compensate the Purchaser for any decline in market value of the Securities held by Purchaser at the beginning of such suspension through the end of such suspension. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company's obligation to file the Registration Statement shall be delayed without penalty for not more than thirty (30) days. The Company must give Purchaser notice in writing at least two (2) Trading Days prior to the first day of the blackout period, if lawful to do so.

                  (f) "Potential Material Event" means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

         SECTION 4. COOPERATION WITH COMPANY. Purchaser will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Purchaser and proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. The Purchaser shall consent to be named as an underwriter in the Registration Statement. Purchaser acknowledges that in accordance with current Commission policy, the Purchaser will be named as the underwriter of the Securities in the Registration Statement.

         SECTION 5. REGISTRATION PROCEDURES. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Purchaser's assistance and cooperation as reasonably required:

                  (a) (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Purchaser of such Registrable Securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) (i) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Purchasers and reflect in such documents all such comments as the Purchasers (and their counsel) reasonably may propose and (ii) furnish to each Purchaser such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Act, and such other documents, as such Purchaser may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Purchaser;

                  (c) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Purchaser shall reasonably request (subject to the limitations set forth in Section 3(d) above), and do any and all other acts and things which may be necessary or advisable to enable each Purchaser to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Purchaser, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                  (d) list such Registrable Securities on the Principal Market, and any other exchange on which the Common Stock of the Company is then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or the Nasdaq Stock Market;

                  (e) notify each Purchaser at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment under
Section 5(a) as quickly as commercially possible;

                  (f) as promptly as practicable after becoming aware of such event, notify each Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any state authority of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

                  (g) cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Purchasers reasonably may request and registered in such names as the Purchaser may request; and, within three (3) Trading Days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Purchasers whose Registrable Securities are included in such Registration Statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

                  (h) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Purchasers of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

                  (i) in the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and

                  (j) maintain a transfer agent and registrar for its Common Stock.

         SECTION 6. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act ("Distributing Purchaser") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Distributing Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Purchaser, specifically for use in the preparation thereof. This Section 6(a) shall not inure to the benefit of any Distributing Purchaser with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Purchaser failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Purchaser was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Distributing Purchaser agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Purchaser, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Purchaser may otherwise have. Notwithstanding anything to the contrary herein, the Distributing Investor shall not be liable under this Section 6(b) for any amount in excess of the net proceeds to such Distributing Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party.

In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Purchaser, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Purchaser and the indemnifying party and the Distributing Purchaser shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Purchaser (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Purchaser, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Purchaser, which firm shall be designated in writing by the Distributing Purchaser). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

         All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder).

         SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Purchaser shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Purchaser on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Purchaser agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Notwithstanding any other provision of this Section 7, in no event shall any (i) Purchaser be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the net proceeds to be received by such Purchaser from the sale of such Purchaser's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

         SECTION 8. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be delivered as set forth in the Purchase Agreement.

         SECTION 9. ASSIGNMENT. Neither this Agreement nor any rights of the Purchaser or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased by the Purchaser pursuant to the Purchase Agreement other than through open-market sales, and (b) upon the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed in the case of an assignment to an affiliate of the Purchaser, the Purchaser's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Purchaser) who agrees to be bound hereby.

         SECTION 10. COUNTERPARTS/FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

         SECTION 11. REMEDIES. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         SECTION 12. CONFLICTING AGREEMENTS. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.

         SECTION 13. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any action may be brought as set forth in the Purchase Agreement. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding with thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party.

         SECTION 15. SEVERABILITY. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Agreement. IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.


                                             MCGLEN INTERNET GROUP, INC.


                                             By:       /S/ MIKE CHEN
                                                 -------------------------------
                                                 Mike Chen, President


                                             PLUMROSE HOLDINGS INC.


                                             By:       /S/ HANS GASSNER
                                                 -------------------------------
                                                 Name:  Hans Gassner

                                                                       EXHIBIT B


                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") is made as of April 12, 2000, by and among McGlen Internet Group, Inc., a corporation incorporated under the laws of Delaware, (the "Company"), Plumrose Holdings Inc. ("Purchaser"), and Epstein Becker & Green, P.C., having an address at 250 Park Avenue, New York, NY 10177 (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Common Stock Purchase Agreement referred to in the first recital.

         WHEREAS, the Purchaser will from time to time as requested by the Company, purchase shares of the Company's Common Stock from the Company as set forth in that certain Common Stock Purchase Agreement (the "Purchase Agreement") dated the date hereof between the Purchaser and the Company, which will be issued as per the terms and conditions contained herein and in the Purchase Agreement; and

         WHEREAS, the Company and the Purchaser have requested that the Escrow Agent hold in escrow and then distribute the initial documents and certain funds which are conditions precedent to the effectiveness of the Purchase Agreement, and have further requested that upon each exercise of a Draw Down, the Escrow Agent hold the relevant documents and the applicable purchase price pending receipt by Purchaser of certificates representing the securities issuable upon such Draw Down;

         NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                   TERMS OF THE ESCROW FOR THE INITIAL CLOSING

         1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds and documents which are referenced in Section 5.2 of the Purchase Agreement.

         1.2 At the Closing, the Company shall deliver to the Escrow Agent:

                  (a) the original executed Registration Rights Agreement in the form of EXHIBIT A to the Purchase Agreement;

                  (b) the original executed opinion of Boyd & Chang, LLP, in the form of EXHIBIT C to the Purchase Agreement;

                  (c) the sum of $35,000;

                  (d) the sum of $20,000;

                  (e) the original executed Company counterpart of this Escrow Agreement;

                  (f) the original executed Company counterpart of the Purchase Agreement; and

                  (g) the Warrant referred to in Section 5.2(f) of the Purchase Agreement.

         1.3 Upon receipt of the foregoing, and receipt of executed counterparts from Purchaser of the Purchase Agreement, the Registration Rights Agreement and this Escrow Agreement, the Escrow Agent shall immediately transfer the sum of Twenty Thousand Dollars ($20,000) to Epstein Becker & Green, P.C. ("EB&G"), 250 Park Avenue, New York, New York 10177 for the Purchaser's legal, administrative and escrow costs and the sum of Thirty-Five Thousand Dollars ($35,000), as a non-accountable expense allowance, to Ladenburg Thalmann & Co. Inc. and the Escrow Agent shall then arrange to have the Purchase Agreement, this Escrow Agreement, the Registration Rights Agreement and the opinion of counsel delivered to the appropriate parties.

                                   ARTICLE 2
                     TERMS OF THE ESCROW FOR EACH DRAW DOWN

         2.1 Each time the Company shall send a Draw Down Notice to the Purchaser as provided in the Purchase Agreement, it shall send a copy, by facsimile, to the Escrow Agent.

         2.2 Each time the Purchaser shall purchase Shares pursuant to a Draw Down, the Purchaser shall send the applicable purchase price of the Draw Down Shares to the Escrow Agent, which shall advise the Company in writing that it has received the purchase price for such Draw Down Shares. The Company shall promptly, but no later than three (3) Trading Days after receipt of such funding notice from the Escrow Agent, cause its transfer agent to issue the Draw Down Shares to the Purchaser via DTC deposit to the account specified by the Purchaser from time to time and the Company shall deliver to the Escrow Agent a warrant certificate for an amount of the Company's Common Stock equal to five percent (5%) of the purchase price for such Draw Down Shares divided by the VWAP on the Trading Day prior to the applicable Closing Date, at an exercise price equal to 115% of the VWAP on the Trading Day prior to the applicable Closing Date issued to Ladenburg Thalmann & Co., Inc. (the "LT Warrant"). Upon receipt of written confirmation from the transfer agent or from the Purchaser that such Draw Down Shares have been so deposited and the LT Warrant has been delivered, the Escrow Agent shall within one (1) Trading Day wire 95% of the purchase price per the written instructions of the Company, net of One Thousand Five Hundred Dollars ($1,500) as escrow expenses to the Escrow Agent, and the remaining 5% of the purchase price as directed by Ladenburg Thalmann & Co. Inc.

                                   ARTICLE 3
                                  MISCELLANEOUS

         3.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

         3.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as set forth in the Purchase Agreement.

         3.3 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

         3.4 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by their respective agents duly authorized in writing or as otherwise expressly permitted herein.

         3.5 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

         3.6 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Except as expressly set forth herein, any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall brought in the Federal or state courts of New York, New York as is more fully set forth in the Purchase Agreement.

         3.7 The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, Purchaser and the Escrow Agent.

         3.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, excepting only its own gross negligence or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law (other than Escrow Agent itself) shall be conclusive evidence of such good faith.

         3.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         3.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder or hereunder.

         3.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. THE ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR THE PURCHASER, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR THE PURCHASER, FROM TIME TO TIME, NOTWITHSTANDING ITS DUTIES AS THE ESCROW AGENT HEREUNDER. THE COMPANY CONSENTS TO THE ESCROW AGENT IN SUCH CAPACITY AS LEGAL COUNSEL FOR THE PURCHASER AND WAIVES ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF THE ESCROW AGENT. THE COMPANY UNDERSTANDS THAT THE PURCHASER AND THE ESCROW AGENT ARE RELYING EXPLICITLY ON THE FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT.

         3.12 The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Purchaser. In the event of any such resignation, the Purchaser and the Company shall appoint a successor Escrow Agent.

         3.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         3.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

         3.15 The Company and the Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

                  IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.



                                             MCGLEN INTERNET GROUP, INC.


                                              By:    /S/ MIKE CHEN
                                                     ---------------------------
                                                     Mike Chen, President


                                             PURCHASER:

                                             PLUMROSE HOLDINGS INC.


                                             By:     /S/ HANS GASSNER
                                                     ---------------------------
                                                     Name: Hans Gassner
                                                     Title: Authorized Signatory

                                             ESCROW AGENT:

                                             Epstein Becker & Green, P.C.


                                             By:     /S/ ROBERT F. CHARRON
                                                     ---------------------------
                                                     Authorized Signatory

                                                                       EXHIBIT C

                                 LAW OFFICES OF
                               BOYD & CHANG, LLP
                           NEWPORT GATEWAY - TOWER II
                           19900 MACARTHUR BOULEVARD
                                   SUITE 660
                            IRVINE, CALIFORNIA 92612
                           TELEPHONE: (949) 851-9800
                           FACSIMILE: (949) 851-0159
                        E-MAIL: boyd_chang@compuserv.com

                                 April 14, 2000



Plumrose Holdings, Inc.
c/o Dr. Batliner & Partner
Aeulestrasse 74
FL-9490 Vaduz Liechtenstein

         RE: COMMON STOCK PURCHASE AGREEMENT BETWEEN PLUMROSE HOLDINGS, INC. AND
             MCGLEN INTERNET GROUP, INC.

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to the Common Stock Purchase Agreement by and between Plumrose Holdings, Inc. (the "Purchaser") and McGlen Internet Group, Inc. (the "Company"), dated as of April 12, 2000 (the "Purchase Agreement"), which provides for the issuance and sale by the Company of up to $24,000,000 worth of shares of Common Stock of the Company. All terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

         We have acted as counsel for the Company in connection with the negotiation of the Purchase Agreement, the Registration Rights Agreement between the Purchaser and the Company, dated as of April 12, 2000 (the "Registration Rights Agreement"), and the Escrow Agreement between the Purchaser, the Company and Epstein Becker & Green, P.C., dated as of April 12, 2000 (the "Escrow Agreement", and together with the Purchase Agreement and the Registration Rights Agreement, referred to as the "Agreements"). As counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge" refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreements and the transactions contemplated thereby.

         For purposes of this opinion, we have assumed that the Purchaser has all requisite power and authority, and has taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Purchaser in the Agreements and pursuant thereto are true and correct.

         Based upon and subject to the foregoing and other assumptions, limitations, qualification and exceptions stated herein, we are of the opinion that as of the date hereof:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. The Company and each subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.

                  2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and to issue the Shares. The execution and delivery of the Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required (except as may be required pursuant to the corporate governance rules of the Nasdaq Stock Market with respect to the potential issuance of shares in excess of 20% of the number of shares of Common Stock issued and outstanding on the Closing Date). Each of the Agreements has been duly executed and delivered by the Company and each of the Agreements constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  3. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Shares, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or Bylaws; (ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Certificate of Incorporation or Bylaws.

                  4. When issued and paid for, the Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Certificate of Incorporation (the "Certificate") or Bylaws or, to our knowledge, in any agreement to which the Company is party.

                  5. To our knowledge, except as disclosed in the SEC Documents or the Agreements, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations.

                  6. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in the SEC Documents or the Agreements. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  7. Subject to compliance with the Nasdaq Stock Market corporate governance rules, the issuance of the Shares will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

                  8. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.03 value per share of which approximately 33,000,000 shares are issued and outstanding and 100,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding.

                  This opinion is furnished to the Purchaser solely for its benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

                  In rendering the opinion expressed above, with your consent we have assumed and relied upon without independent investigation, inquiry, or verification of accuracy, that except in each case if and to the extent contrary to our knowledge: (a) there was no misrepresentation, omission or deceit by the officers or directors or any other person or entity in connection with the negotiations, execution, delivery or performance of the Agreements, in connection with the delivery of the Certificates of the officers, directors and the Company, in connection with the negotiation, execution, delivery or performance of any other document relating to the Agreements or any other agreement entered into by the Company, by the officers of the Company on behalf of the Company, or in connection with the negotiation or performance of any other written or oral agreement relating to the foregoing; (b) the recitals, representations, warranties, covenants, both affirmative and negative, and agreements of the Company contained in the Agreements, the officers and directors certificates presented to us or any other document supplied by them to you or to us at your or their request in connection with the transactions contemplated by the Agreements, and any such documents or any such oral agreement (including, in each case, certificates of officers, directors, employees or agents on which representations, warranties, covenants and agreements we have relied, without independent investigation), are accurate, complete and fair on the day made and are accurate, complete and fair as of the date of this opinion as though made on the date hereof.

                  We have, with your consent, assumed without independent investigation, the authenticity of any document submitted to us as a facsimile or an original, the conformity to originals of any document submitted to us as a copy or facsimile, the authenticity of the originals of such later documents, the genuineness of all signatures and legal capacity of natural persons, whether such information was provided by facsimile, electronic transfer or other means. With your consent, our opinion is based only upon the documents that we have reviewed, and we have not reviewed all of the documents, agreements, notices, litigation or correspondence related to the Company.

                  In rendering the foregoing opinion, we have assumed without independent investigation, where reasonable, that any certificate, opinion from another attorney, representation, letter, fax or other document on which we relied that was given or dated earlier than the date of this letter, continues to remain accurate, insofar as relevant to such opinions, provided that in the case of officer and director certificates and certificates of good standing, that such certificates were issued contemporaneously with the date of the Agreements. We have also relied upon telephonic confirmations and statements from clerks and state employees, without written certification or confirmation.

                  Whenever a statement herein is qualified by "known to us," "to our knowledge," "to our current actual knowledge," "to the best of our knowledge," or other similar phrase, it is intended to indicate our present actual knowledge based solely, except as and to the extent otherwise set forth above, upon the certificates we have received from the officers and directors of the Company, our review of the documents described earlier in this letter and other instances where we have been engaged by the Company or otherwise advised in writing that the Company has received specific notice of an event of default or a threat of litigation, in connection with which we have acted as counsel to the Company in the form of legal consultation and, where appropriate, legal representation, which knowledge we have recognized as being pertinent to the matters set forth herein. No inference of constructive knowledge concerning any matters bearing on the accuracy of such statements upon which we have relied should be drawn from the fact of our representation of the Company in connection with this opinion or other matters.

                  This opinion is prepared as an opinion on law and should not be interpreted as a comfort opinion or as an opinion on factual matters or except to the extent otherwise provided herein, the effect of any other document, order or agreement other than the Agreements. Where the context of this opinion permits distinguishing between factual matters and legal matters, this opinion shall only address and may only be relied upon for interpretation of legal matters and not those matters which require factual interpretation.

                  We direct your attention to the fact that we are members only of the State Bar of California and are licensed to practice law only in the State of California. Accordingly, the foregoing opinion applies only with respect to the laws of the State of California or of the United States of America and we express no opinion with respect to the laws of any other jurisdiction.

                  As stated above, the opinions expressed herein are based upon our review of the documents provided to us in connection with this transaction or as otherwise set forth herein and an analysis of existing law, regulations, rulings and court decisions and numerous matters not covered directly by such authorities. Such opinions may be affected by actions taken or events occurring after the date hereof. We have not undertaken to determine or to inform any person, whether any such actions or events are taken or do occur in the future, except as shall be set forth in any subsequent bring-down opinions pursuant to the terms of the Purchase Agreement. Unless if and to the extent contrary to our knowledge, we assume compliance with all terms, conditions, covenants (both affirmative and negative), representations and warranties set forth in the Agreements and other agreements entered into by the Company or affecting the Company, as stated above, without independent investigation. We call your attention to the fact that the rights and obligations of the Company under the Agreements and other agreements entered into by the Company are subject to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws affecting creditors' rights, to the application of equitable principles, to the anti-fraud provisions of any state blue sky laws and federal securities laws, to the exercise of judicial discretion in appropriate cases, and to the limitations on legal remedies in the State of California.

                                                     Very truly yours,

                                                     /s/ Boyd & Chang, LLP
                                                     ---------------------
                                                     BOYD & CHANG, LLP

                                                                       EXHIBIT D

                     DRAW DOWN NOTICE/COMPLIANCE CERTIFICATE
                           McGlen Internet Group, Inc.

The undersigned hereby certifies, with respect to shares of Common Stock of McGlen Internet Group, Inc. (the "Company") issuable in connection with this Draw Down Notice and Compliance Certificate dated _____________ (the "Notice"), delivered pursuant to Article V of the Common Stock Purchase Agreement dated as of April 10, 2000 (the "Agreement"), as follows:

1. The undersigned is the duly appointed President of the Company.

2. The representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof and all SEC Documents are as represented in Section 3.1(f) of the Agreement.

3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the date of this Put Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.

4. The Investment Amount is $___________.

5. The Threshold Price, if any, is $__________.

The undersigned has executed this Certificate this ____ day of ________, _____.


                                                     MCGLEN INTERNET GROUP, INC.


                                                     --------------------
                                                     President